Axion Completes Acquisition of Lead Acid Battery Manufacturing Equipment and Finalizes Facility Lease

Company Begins First Phase in Commercialization Plan

February 15, 2006 - WOODBRIDGE, ONTARIO - Axion Power International, Inc. (OTCBB: AXPW) announced today that its wholly owned subsidiary, Axion Battery Products, Inc., has purchased battery fabrication equipment, parts inventories and trademarks from National City Bank of Pennsylvania in a UCC sale.

The purchased assets include three battery fabrication lines with a combined capacity of 750,000 batteries per year; an inventory of tools, battery parts, components and, supplies; and the “TurboStart” racing battery trademark.

Concurrently, Axion announced the execution of a lease on the 63,000 square foot manufacturing plant where the equipment is installed. The lease provides for a two-year initial term at a monthly rental of $10,000 and two five-year renewal options at commercially reasonable rates.

Thomas Granville, Axion’s CEO, said “The acquisition of the fabrication equipment and inventories, combined with the lease on the manufacturing plant, moves Axion into commercialization much faster than we envisioned when our insiders, friends and families decided to fund the e3 Supercell technology through the R&D phase. In addition to reducing our planned capital outlays by as much as $5 million, today’s acquisition accelerates our commercialization schedule by 9 to 12 months while providing a very near term revenue stream that should cover the costs of operating our new facility. While today’s acquisition is only the beginning of our efforts to bring our e3 Supercell technology to market, we could not have imagined a better start.”

Axion plans to begin production of TurboStart racing batteries and specialty batteries for vintage automobiles within 30 days and realize its first revenue in the current quarter. In the second quarter, Axion expects to begin production of commercial prototype e3 Supercell batteries for demonstration projects. The first of several demonstration projects with alternative energy producers is scheduled for the summer of 2006.

Acquisition financing for the equipment purchase was provided by a loan arrangement with one of Axion’s directors.

Axion Power International, Inc., has developed and is preparing to introduce a new generation of rechargeable batteries that are part lead-acid battery and part super capacitor. Axion calls these batteries “e3 Supercells.” Where conventional lead-acid batteries use lead-based electrodes for both the positive and negative poles, e3 Supercells use lead-based electrodes for the positive pole and negative electrodes from advanced carbon super capacitors for the negative pole. e3 Supercell batteries use 70% less lead and offer longer cycle life; higher power; faster recharge rates; and no maintenance. In addition, e3 Supercell batteries are less likely to fail prematurely or be damaged by overcharging or other improper use. Axion believes its e3 Supercell technology represents the first major advance in lead-acid battery technology in 30 years. Axion is implementing a platform technology business model, where it will manufacture electrode assemblies for sale to established battery manufacturers that want to offer a high-performance co-branded product.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995:

Certain statements in this Press Release are "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. These statements include, without limitation, statements concerning Axion’s future business prospects and its ability to successfully complete the commercialization of the e3 Supercell technology. These forward-looking statements are based on current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include all of the risks inherent in commercializing a new product (including technology risks, market risks, financial risks and implementation risks, as well as other risks and uncertainties described in Axion’s periodic filings with the Securities and Exchange Commission, all of which are available at www.sec.gov. Axion disclaims any intention or obligation to revise any forward-looking statements, including, without limitation, financial estimates, whether as a result of new information, future events, or otherwise.

For further information, please visit www.axionpower.com or contact:

Katya Sergejeva, Corporate Communications
Axion Power International, Inc.
Telephone: 905-264-1991
katyas@axionpower.com